Exhibit 4(b)(4)

[FORM OF FACE OF SECURITY]
FLOATING RATE NOTE

REGISTERED No. FLR	REGISTERED [PRINCIPAL AMOUNT] ISIN: COMMON CODE:

Unless this certificate is presented by an authorized representative of Euroclear Bank S.A./N.V./Clearstream Banking, société anonyme to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of The Bank of New York Depository (Nominees) Ltd. or such other name as requested by an authorized representative of Euroclear Bank S.A./N.V./Clearstream Banking, société anonyme and any payment is made to The Bank of New York Depository (Nominees) Ltd., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, The Bank of New York Depository (Nominees) Ltd., has an interest herein.1

1 Applies only if this Note is Registered Global Security.

J.P. MORGAN CHASE & CO.
MEDIUM-TERM NOTE, SERIES E
(Floating Rate)

BASE RATE:
INDEX MATURITY:	INTEREST ACCRUAL DATE:	INTEREST PAYMENT DATE(S):
SPREAD (PLUS OR MINUS):	INITIAL INTEREST RATE:	INTEREST PAYMENT PERIOD:
SPREAD MULTIPLIER:	INITIAL INTEREST RESET DATE:	INTEREST RESET PERIOD:
REPORTING SERVICE:	MAXIMUM INTEREST RATE:	INTEREST RESET DATE(S):
INDEX CURRENCY:	MINIMUM INTEREST RATE:	CALCULATION AGENT:
EXCHANGE RATE AGENT:	INITIAL REDEMPTION DATE:
ORIGINAL ISSUE DATE:	INITIAL REDEMPTION PERCENTAGE:
MATURITY DATE:	ANNUAL REDEMPTION PERCENTAGE REDUCTION:	OTHER PROVISIONS:
SPECIFIED CURRENCY:	OPTIONAL REPAYMENT DATE(S):
REDEMPTION NOTICE PERIOD:2

J.P. Morgan Chase & Co., a Delaware corporation (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to                , or registered assignees, the principal [sum of                                     ]3 [amount specified in Schedule A hereto]4 on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity)  and to pay interest thereon from and including the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment.  The Issuer will pay interest in arrears weekly, monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that if the Interest Accrual Date is a Record Date, as defined below, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date (other than the Maturity Date or redemption or repayment date) would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate specified above is EURIBOR or LIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall

2 Applicable if other than 30-60 days.  If this is a Registered Global Security, minimum notice period is [15] days.

3 Applies if this Note is not issued as part of, or in relation to, a Unit.

4 Applies is this Note is issued as part of, or in relation to, a Unit.

be the immediately preceding day that is a Business Day; and provided, further, that if the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day, such payment shall be made on the following day that is a Business Day and no interest shall accrue for the period from and after such Maturity Date or redemption or repayment date.

Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein or as otherwise indicated on the face hereof, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered on the close of the Business Day prior to such Interest Payment Date (each such date a “Record Date”); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, the City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars.  U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register.  A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

If this Note is denominated in a Specified Currency other than U.S. dollars, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States, provided that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by the Authenticating Agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:

J.P. MORGAN CHASE & CO.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes referred
to in the within-mentioned
Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company) as Trustee By: The Bank of New York Mellon, as Authenticating Agent
By:
Authorized Officer

[FORM OF REVERSE OF SECURITY]

This Note is one of a duly authorized issue of Medium-Term Notes, Series E (the “Notes”) of the Issuer.  The Notes are issuable under an Indenture, dated as of May 25, 2001, between the Issuer and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (as may be amended or supplemented from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.  The Issuer has appointed The Bank of New York Mellon at its corporate trust office in the Borough of Manhattan, the City of New York and The Bank of New York Mellon, London Branch at its corporate trust office in London, as the paying agents (collectively, the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes.  The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture.  To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption.  If this Note is subject to “Annual Redemption Percentage Reduction,” the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption.  Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture.  In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein.  On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment.  For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, the City of New York or in London, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled “Option to Elect Repayment” below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States, Western Europe or Japan setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note’s tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled “Option to Elect Repayment” duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day.  Exercise of such repayment option by the holder hereof shall be irrevocable.  In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof.  Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (as used herein, the term “Interest Reset Date” shall include the Initial Interest Reset Date).  The determination of the rate of interest at which this Note will be reset on any Interest Reset Date shall be made on the Interest Determination Date (as defined below) pertaining to such Interest Reset Dates.  The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that (a) the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date will be the Initial Interest Rate and (b) unless otherwise specified on the face hereof, the interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be that in effect on the tenth calendar day preceding such maturity, redemption or repayment date.  If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is EURIBOR or LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.  As used herein, unless otherwise indicated on the face hereof, “Business Day” means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (i) if this Note is denominated in U.S. dollars, in the City of New York or (ii) if this Note is denominated in a Specified Currency other than U.S. dollars or European Union euros, in the principal financial center of the country of the Specified Currency, or (b) if this Note is denominated in European Union euros, that is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET2”) is open (a “TARGET Settlement Day”).

The Interest Determination Date pertaining to an Index Reset Date for Notes bearing interest calculated by reference to the Federal Trade Rate or Prime Rate will be the Business Day prior to the Interest Reset Date.  The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate, and CMT Rate will be the second Business Day next preceding such Interest Reset Date.  The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to EURIBOR or LIBOR when the Index Currency is European Union euros shall be the second TARGET Settlement Day preceding such Interest Reset Date.  The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR (other than for LIBOR Notes for which the Index Currency is European Union euros) shall be the second London Banking Day preceding such Interest Reset Date, except that the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note for which the Index Currency is pounds sterling will be such Interest Reset Date.  As used herein, “London Banking Day” means any day on which dealings in deposits in the Index Currency (as defined herein) are transacted in the London interbank market.  The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction.

Unless otherwise specified on the face hereof, the “Calculation Date” pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date), as the case may be.

Determination of CD Rate.  If the Base Rate specified on the face hereof is the “CD Rate,” for any Interest Determination Date, the CD Rate with respect to this Note shall be the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof, as published in H.15(519) prior to 3:00 p.m., New York City time on the Calculation Date pertaining to that Interest Determination Date, under the heading “CDs (secondary market).”

“H.15(519)” means the publication entitled “Selected Interest Rates (Daily)—H.15,” “Release H.15(519) Selected Interest Rates” or any successor publication of the Board of Governors of the Federal Reserve System.

The following procedures shall be followed if the CD Rate cannot be determined as described above:

(i)
If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable U.S. dollar certificates of deposit of the Index Maturity specified on the face hereof as published in H.15 Daily Update, under the heading “CDs (secondary market)” or in another recognized electronic source used for the purpose of displaying that rate. “H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/h15upd.htm or any successor site or publication.

(ii)
If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in the City of New York, which may include the agent and its affiliates, selected by the Calculation Agent, after consultation with the Issuer, for negotiable U.S. dollar certificates of deposit in a denomination of $5,000,000 of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof.

 If the dealers selected by the Calculation Agent are not quoting as set forth above, the CD Rate for that Interest Determination Date will remain the CD Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the “Commercial Paper Rate,” for any Interest Determination Date, the Commercial Paper Rate with respect to this Note shall be the Money Market Yield (as defined herein), calculated as described below, of the rate on that date for commercial paper having the Index Maturity specified on the face hereof, as that rate is published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to that Interest Determination Date under the heading “Commercial Paper — Nonfinancial.”

The following procedures shall be followed if the Commercial Paper Rate cannot be determined as described above:

(i)           If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in the H.15 Daily Update under the heading “Commercial Paper — Nonfinancial” or in another recognized electronic source used for the purpose of displaying that rate.

(ii)           If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on that Calculation Date, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of U.S. dollar commercial paper in the City of New York, which may include J.P. Morgan Securities LLC and its affiliates, selected by the Calculation Agent (after consultation with the Issuer) for commercial paper of the Index Maturity specified on the face hereof, placed for a nonfinancial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization.

(iii)           If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate for that Interest Determination Date shall remain the Commercial Paper Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

The “Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield =	D x 360	× 100
360 - (D x M)

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of EURIBOR. If the Base Rate specified on the face hereof is the “EURIBOR,” for any Interest Determination Date, EURIBOR with respect to this Note shall be the offered rate for deposits in European Union euros as sponsored, calculated and published jointly by the European Banking Federation and ACI — The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the Index Maturity specified on the face hereof as that rate appears on the display on Reuters Monitor Money Rate Service, or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service, which is commonly referred to as “Reuters Screen EURIBOR01,” as of 11:00 a.m., Brussels time, on that Interest Determination Date.

The following procedures shall be followed if the Federal Funds Rate cannot be determined as described above:

(i)
If the above rate does not appear, the Calculation Agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the Calculation Agent, after consultation with the Issuer, to provide the Calculation Agent with its offered rate for deposits in European Union euros, at approximately 11:00 a.m., Brussels time, on the Interest Determination Date, to prime banks in the Euro-zone interbank market for the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date, and in a principal amount not less than the equivalent of U.S.$1 million in European Union euros that is representative of a single transaction in

European Union euros, in that market at that time.  If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

(ii)
If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the Calculation Agent, after consultation with the Issuer, at approximately 11:00 a.m., Brussels time, on the applicable Interest Reset Date for loans in European Union euros to leading European banks for a period of time equivalent to the Index Maturity specified on the face hereof commencing on that Interest Reset Date in a principal amount not less than the equivalent of U.S.$1 million in European Union euros.

(iii)
 If the banks so selected by the Calculation Agent are not quoting as set forth above, EURIBOR for that Interest Determination Date will remain EURIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate

“Euro-zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Determination of the Federal Funds Rates. If the Base Rate specified on the face hereof is the “Federal Funds Rate,” for any Interest Determination Date, the Federal Funds Rate with respect to this Note shall be the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading “Federal funds (effective)” as that rate is displayed on Reuters Screen FEDFUNDS1 prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to that Interest Determination Date.

“Reuters Screen FEDFUNDS1” means the display on the Reuters (or any successor service) FEDFUNDS1 page 1 under the heading “EFFECT” (or any other page that replaces that page on that service for the purpose of displaying the Federal funds (effective) rate as reported in H.15(519)).

The following procedures shall be followed if the Federal Funds Rate cannot be determined as described above:

(i)           If the above rate does not appear on Reuters Screen FEDFUNDS1 by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate shall be the rate on that Interest Determination Date as published in H.15(519) (or if not published in H.15(519), in H.15 Daily Update) under the heading “Federal funds (effective)” or in another recognized electronic source used for the purpose of displaying that rate.

(ii)           If that rate does not appear on Reuters Screen FEDFUNDS1 or is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in the City of

New York, which may include J.P. Morgan Securities LLC and its affiliates, selected by the Calculation Agent, after consultation with the Issuer, prior to 9:00 a.m., New York City time, on that Interest Determination Date.

 (iii)           If the brokers selected by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate relating to that Interest Determination Date shall remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

Determination of LIBOR.  If the Base Rate specified on the face hereof is “LIBOR,” LIBOR with respect to this Note shall be based on London interbank offered rate. The Calculation Agent shall determine “LIBOR” for each Interest Determination Date as follows:

(i)           As of the Interest Determination Date, LIBOR shall be the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate shall be used.

(ii)           If (a) fewer than two offered rates appear or (b) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Issuer) to provide the Calculation Agent with their offered quotations for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following the Interest Determination Date or, if British pounds sterling is the Index Currency, commencing on that Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

(iii)           If at least two quotations are provided, LIBOR determined on that Interest Determination Date shall be the arithmetic mean of those quotations.  If fewer than two quotations are provided, LIBOR shall be determined for the applicable Interest Reset Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified on the face hereof, in the applicable principal financial center for the country of the Index Currency on that Interest Reset Date, by three major banks in that principal financial center selected by the Calculation Agent (after consultation with the Issuer) for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

(iv)           If the banks so selected by the Calculation Agent are not quoting as described in (iii) above, LIBOR for that Interest Determination Date will remain LIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

The “Index Currency” means the currency, including composite currencies, specified on the face hereof as the currency for which LIBOR shall be calculated, or, if the European Union euro is substituted for that currency, the Index Currency shall be the European Union euro.  If that currency is not specified on the face hereof, the Index Currency shall be U.S. dollars.

“Designated LIBOR Page” means the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency or its designated successor.  If the Designated LIBOR Page is not specified on the face hereof, the Designated LIBOR Page for the applicable Index Currency will be determined as if LIBOR Reuters were specified, and, if the U.S. dollar is the Index Currency, as if LIBOR01 (or such other pages that replaces LIBOR01 on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) had been specified.

Determination of Prime Rate.  If the Base Rate specified on the face hereof is “Prime Rate,” for any Interest Determination Date, the Prime Rate with respect to this Note shall be the prime rate or base lending rate on that date, as published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date under the heading “Bank Prime Loan.”

The following procedures shall be followed if the Prime Rate cannot be determined as described above:

(i)           If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate on that Interest Determination Date as published in H.15 Daily Update under the heading “U.S. Bank Prime Rates” or in another recognized electronic source used for the purpose of displaying that rate.

(ii)           If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the Calculation Agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank’s Prime Rate or base lending rate, as of 11:00 a.m., New York City time, for that Interest Determination Date.

(iii)           If fewer than four rates appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m., New York City time, for that Interest Determination Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the Prime Rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Interest Determination Date by at least three major banks in the City of New York, which may include J.P. Morgan Securities LLC and its affiliates, selected by the Calculation Agent (after consultation with the Issuer).

(iv)           If the banks selected by the Calculation Agent are not quoting as set forth above, the Prime Rate for that Interest Determination Date shall remain the Prime Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

“Reuters Screen USPRIME 1 Page” means the display designated as page “USPRIME 1” on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Determination of Treasury Rate.  If the Base Rate specified on the face hereof is “Treasury Rate,” the Treasury Rate with respect to this Note shall be the rate set at the most recent auction (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof, as it appears on Reuters Screen USAUCTION 10/11 by 3:00 p.m., New York City time, on the Calculation Date pertaining to that Interest Determination Date under the heading “INVEST RATE.”

“Reuters Screen USAUCTION 10/11” means the display on the Reuters (or any successor service) pages designated as “USAUCTION 10” or “USAUCTION11” or any other page that replaces the applicable page on that service for the purpose of displaying the rate for the Auction.

(i)           If the above rate does not appear on Reuters Screen USAUCTION 10/11 by 3:00 p.m., New York City time, on the  Calculation Date, the Treasury Rate will be the rate of those Treasury Bills having the Index Maturity specified on the face hereof, as published in H.15 Daily Update under the heading “U.S. government securities/Treasury Bills (secondary market)” or in another recognized electronic source used for the purpose of displaying that rate.  That rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

(ii)           If the above rate is not published in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the Treasury Rate will be the Auction rate as announced by the United States Department of the Treasury at or before 3:00 p.m., New York City time, on the Calculation Date. The Auction rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

(iii)           If the results of the Auction are not published or announced as described above by 3:00 p.m., New York City time, on the Calculation Date, or if no Auction is held in a particular week, the Treasury Rate will be the rate expressed as a bond equivalent on the basis of a year or 365 or 366 days, as applicable, and applied on a daily basis of those Treasury Bills having the Index Maturity specified on the face hereof as published in H.15(519) (or if not published in H.15(519), in H.15 Daily Update) under the heading “U.S. government securities/Treasury Bills (secondary market)” or in another recognized electronic source used for the purpose of displaying that rate.

(iv)           If the above rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the Treasury Rate on the applicable Interest Determination Date calculated by the Calculation Agent will be a yield to maturity of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary U.S. government securities dealers, which may include J.P. Morgan Securities LLC and its affiliates, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the front cover hereof.  The yield to maturity will be expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

(v)           If the dealers selected by the Calculation Agent are not quoting as set forth above, the Treasury Rate for that Interest Determination Date will remain the Treasury rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

“USAUCTION 10/11” means the Reuters (or any successor service) pages designated as “USAUCTION10” or “USAUCTION11” or any other page that replaces such pages on that service for the purpose of displaying the rate for the auction.

Determination of CMT Rate Notes. If the Base Rate specified on the face hereof is the “CMT Rate,” for any Interest Determination Date, the CMT Rate with respect to this Note shall be the rate displayed on the Designated CMT Reuters Page by 3:30 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date under the heading “Constant Maturity Treasury,” under the column for the Index Maturity specified on the face hereof for:

(i) if the Designated CMT Reuters Page is FRBCMT, that Interest Determination Date; or

(ii) if the Designated CMT Reuters Page is FEDCMT, the average for that week or the month, as specified on the face hereof, ended immediately preceding the week or month in which the related Interest Determination Date occurs.

The following procedures will be followed if the CMT Rate cannot be determined as described above:

(i) If the above rate is not displayed on the relevant page by 3:30 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury Constant Maturity Rate for the Index Maturity, as published in H.15(519) by 3:30 p.m., New York City time, on the Calculation Date.

(ii) If that rate is not published in H.15(519) by 3:30 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury Constant Maturity Rate (or other United States Treasury rate) for the Index Maturity for the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United

States Department of the Treasury that the Calculation Agent determines, in its sole and absolute discretion, to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published in H.15(519).

(iii) If that information is not provided by 3:30 p.m., New York City time, on the Calculation Date, then the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States Government Securities Dealers in New York City (each, a “reference dealer”) selected by the Calculation Agent as described in the following sentence for the “Treasury Notes” referred to below. The Calculation Agent will select five reference dealers and will eliminate the highest quotation (or, in the event of equality, one of the highest quotations) and the lowest quotation (or, in the event of equality, one of the lowest quotations). The Treasury Notes will be the most recently issued direct non-callable fixed rate obligations of the United States with an original maturity of approximately the Index Maturity and a remaining term to maturity of not less than the Index Maturity minus one year.

(iv)  If fewer than five but more than two such prices are provided as requested, the CMT Rate for the related Calculation Date will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotations will be eliminated.

(v) If the Calculation Agent cannot obtain three Treasury Note quotations, the Calculation Agent will select three reference dealers (using the same method described above), and the CMT Rate will be a yield to maturity based on the average of the secondary market offered rates of those three reference dealers as of approximately 3:30 p.m., New York City time, on the Interest Determination Date for Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity and a remaining term to maturity closest to the Index Maturity and in an amount of at least U.S. $100 million.

(vi) If two Treasury Notes with an original maturity as described in the preceding sentence have remaining terms to maturity equally close to the Index Maturity, the Calculation Agent will obtain from three reference dealers, selected as discussed above, quotations for the Treasury Note with the shorter remaining term to maturity.

(vii) If fewer than three reference dealers selected by the Calculation Agent are quoting as described above, the CMT rate will remain the CMT rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

“Designated CMT Reuters Page” means the display on the Reuters (or any successor service) page specified on the face hereof (or any other page that replaces that page on that service for the purpose of displaying Treasury constant maturities as reported in H.15(519)) or, if no page is specified, page FEDCMT for the most recent week.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof.  The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date.  The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

Unless otherwise indicated on the face hereof, interest payments on this Note shall be the amount of interest accrued from and including the Interest Accrual Date or from and including the last date to which interest has been paid or duly provided for to, but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be.  Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor.  Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid.  The interest factor for each such date shall be computed by dividing the interest rate applicable to such day (i) by 360 if the Base Rate is CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate, EURIBOR or LIBOR (except if the Index Currency is pounds sterling); (ii) by 365 if the Base Rate is LIBOR and the Index Currency is pounds sterling; or (iii) by the actual number of days in the year if the Base Rate is the Treasury Rate or CMT Rate.  All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.00001%), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward).  All Japanese yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency with 0.005 being rounded upward to 0.01.  The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.  The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.  If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded up to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the Market Exchange Rate (as defined below) on the Business Day immediately preceding the date of issuance.

The Paying Agent has been appointed registrar for the Notes, and the Paying Agent will maintain at its office in the City of New York a register for the registration and transfer of Notes.  This Note may be transferred at the aforesaid office of the Paying Agent by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Paying Agent and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Paying Agent shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Paying Agent will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes.  Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions.  All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith.  All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Paying Agent and executed by the registered holder in person or by the holder’s attorney duly authorized in writing.  The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Paying Agent, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Issuer and the Paying Agent that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them.  All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

The Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate; provided, however, that if the European Union euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in European Union euros in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the “EC”), as amended by the treaty on European Union (as so amended, the “Treaty”).  Any payment made under such circumstances in U.S. dollars or European Union euros where the required payment is in an unavailable Specified Currency will not constitute an Event of Default.  The “Market Exchange Rate” will be based on the highest bid quotation in the City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment (or, for purposes of determining the minimum denominations, on the Business Day preceding the date of issuance from three recognized foreign exchange dealers (the “Exchange Dealers”) for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract.  One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer.  If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

The “Exchange Rate Agent” shall be [                                                   ], unless otherwise indicated on the face hereof.

All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, the City of New York, and in London and an office or agency in said Borough of Manhattan and in London for the registration, transfer and exchange as aforesaid of the Notes.  The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide.  So long as there shall be such an agency, the Issuer shall keep the Trustee and the Paying Agent advised of the names and locations of such agencies, if any are so designated.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) upon notification from the Issuer, the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer.  Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – ________________ Custodian ____________________
(Minor)                                                  (Cust)

Under Uniform Gifts to Minors Act  ____________________________
(State)

Additional abbreviations may also be used though not in the above list.

________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated:  ___________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:______________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):_________

Dated: ___________________________	NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement

 [SCHEDULE A]5

NOTE
SCHEDULE OF EXCHANGES

The initial principal amount of this Note is $__________. [In accordance with the Unit Agreement dated _____________ ___, among the Issuer, [          ], as Unit Agent, and Deutsche Bank Trust Company Americas, as Trustee under the Indenture referred to therein and the Holders from time to time of the Units described therein, the following (A) reductions of the principal amount of this Note by cancellation upon the application of such amount to the exercise of Warrants or for any other reason or (B)  exchanges of portions of this Note for an interest in a Note that has been separated from a Unit (a “Separated Note”) have been made:]6 [The following (A) reductions of the principal amount of this Note by cancellation upon the application of such amount to the exercise of Warrants or for any other reason or (B)  exchanges of an interest in a Note that is part of a Unit (an “Attached Unit Note”) for an interest in this Note have been made:]7

Date of Exchange or Cancellation	Principal Amount Canceled	Principal Amount Exchanged for Separated Note8	Reduced Principal Amount Outstanding Following Each Exchange or Cancellation	Increased Principal Amount of this Note Outstanding Following Such Exchange9	Increased Principal Amount of this Note Outstanding Following Such Exchange10	Notation Made by or on Behalf of Paying Agent

5 Schedule A needed only if this Note is issued as part of, or in relation to, a Unit.

6 Applies only if this Note remains part of a Unit.

7 Applies only if this Note has been separated from a Unit.

8 Applies only if this Note remains part of a Unit.

9 Applies only if this Note has been separated from a Unit.

10 Applies only if this Note has been separated from a Unit.